Exhibit 99.1

Limited Brands Announces Next Steps in Ongoing Plan
to Enhance Shareholder Value

•	Announces Cost Reduction Initiatives to Provide Annual Savings of $100 Million
•	Increases Share Repurchase Program to $1 Billion and Will Accelerate Repurchase Activity
•	Plans to Issue $1.25 Billion of Debt
•	Anticipates Express Transaction Will Close on July 6, 2007
•	Continues to Explore Strategic Alternatives for Limited Stores and Non-Core Assets

COLUMBUS, Ohio, June 22 -- Limited Brands, Inc. (NYSE: LTD) today provided an update of several initiatives to refocus its business on key growth areas, reduce costs and accelerate programs to return value to shareholders.

“We are on track with our value-enhancing strategic initiatives and are now ready to embark on fine-tuning the organization to better match the size and complexity of the ‘new Limited Brands’ where we’ll focus primarily on intimate apparel and personal care,” said Leslie H. Wexner, chairman and chief executive officer.  “To improve overall profitability, we have launched a broad effort to streamline the company, enhance productivity and efficiency, and focus resources on the most promising growth opportunities.”

“Increasing our previously declared stock repurchase program and accelerating the pace of our repurchases reflect the strength of our balance sheet, our confidence in the company’s future growth prospects and our commitment to returning value to shareholders,” added Wexner.

Cost Reduction Initiatives

As previously disclosed, Limited Brands initiated a complete review of its selling, general and administrative (SG&A) expenses with a view to re-sizing and realigning the company’s expense structure to reflect the company’s new enterprise structure.

The company will undertake a significant reduction of SG&A expenses with expected savings of approximately $100 million annually beginning in fiscal 2008.  These savings will be primarily realized through a decrease in headcount of approximately 10 percent at the corporate and brand home offices, which includes the elimination of open positions, reduction of current staff and transfers to the new Express business in conjunction with the upcoming sale.  No headcount reductions are anticipated in stores, distribution centers or call centers.  The current corporate and brand home office employment is approximately 5,300 associates.  Savings will also be realized through a reduction of other operating expenses.

One-time costs and the specific impact on 2007 financial results will be provided at a future date once specific plans are finalized.

Share Repurchase Program and Additional Debt Financing

The company is increasing the previously announced $500 million share repurchase program to $1 billion.  Under this program, the company has repurchased $190.5 million worth of shares and intends to accelerate the rate of repurchases.  The specific timing, amount and method of repurchases will vary based on market conditions and other factors.

The company intends to raise $1.25 billion of debt to fund these share repurchases, the recent acquisition of La Senza and other general corporate requirements.

Strategic Alternatives

Limited Brands had previously announced that it had signed a definitive agreement with affiliates of Golden Gate Capital to sell a 67 percent ownership interest in its Express brand for pre-tax cash proceeds of $548 million.  Subject to customary closing conditions, the transaction is expected to close on July 6, 2007.

The Department of Justice has granted early termination of the waiting period applicable to the acquisition of an ownership interest in Express under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The company continues to explore strategic alternatives for its Limited Stores business.  No timetable has been established for completion of the Limited Stores process.

The company is also evaluating the feasibility of alternatives involving certain other non-core assets, including real estate and other investments.  The company is not considering alternatives for Mast Industries, Inc., which is strategic to the sourcing and production of merchandise for Victoria’s Secret, Pink and La Senza.

ABOUT LIMITED BRANDS:

Limited Brands, through Victoria's Secret, Bath & Body Works, C.O. Bigelow, Express, Limited Stores, La Senza, White Barn Candle Co., Henri Bendel and Diva London, presently operates 3,764 specialty stores. The Company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com and www.LaSenza.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the first quarter earnings call or made by the Company or management of the Company involve risks and uncertainties and are subject to change based on various important factors, many of which are beyond our control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward- looking statements. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," "planned," "potential" and similar expressions may identify forward-looking statements. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward- looking statements included in this press release or the first quarter earnings call or otherwise made by the Company or management: risks associated with general economic conditions, consumer confidence and consumer spending patterns; the potential impact of national and international security concerns on the retail environment, including any possible military action, terrorist attacks or other hostilities; risks associated with the seasonality of the Company's business; risks associated with the highly competitive nature of the retail industry generally and the segments in which we operate particularly; risks related to consumer acceptance of the Company's products and the Company's ability to keep up with fashion trends, develop new merchandise, launch new product lines successfully, offer products at the appropriate price points and enhance the Company's brand image; risks associated with the Company's ability to retain, hire and train key personnel and management; risks associated with the possible inability of the Company's manufacturers to deliver products in a timely manner or meet quality standards; risks associated with the Company's reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, risks related to political instability, risks associated with legal and regulatory matters, risks related to duties, taxes, other charges and quotas on imports, risks related to local business practices, potential delays or disruptions in shipping and related pricing impacts and political issues and risks related to currency and exchange rates; risks associated with the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms; risks associated with labor shortages or increased labor costs; risks associated with increases in the costs of mailing, paper and printing; risks associated with our ability to service any debt we incur from time to time as well as the requirements the agreements related to such debt impose upon us; risks associated with the Company's reliance on information technology, including risks related to the implementation of new information technology systems and risks related to utilizing third parties to provide information technology services; risks associated with severe weather conditions, natural disasters or health hazards; risks associated with rising energy costs; risks related to the announced Express transaction or potential strategic options for Limited Stores; and risks associated with independent licensees. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the first quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For more information, contact:
Tammy Roberts Myers
Limited Brands External Communications
614.415.7555
800.945.5088
extcomm@limitedbrands.com